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                                                                   EXHIBIT 10.3

                             GULF INSURANCE COMPANY

                          TAX OPINION INSURANCE POLICY

         THIS TAX OPINION INSURANCE POLICY dated ______, 2001, (the "POLICY") is for the benefit of the INSURED and the Additional Insured as provided herein and is issued by the INSURER.

         WHEREAS, Insured anticipates entering into the Transaction; and

         WHEREAS, in connection with the Transaction, Insured intends to fulfill its obligations under the Merger Agreement, a copy of which is attached as
Exhibit I to this Policy; and

         WHEREAS, Insured anticipates receiving Insured Tax Benefits in conjunction with the Transaction and the Insured and Plum Creek have obtained the Opinions of McDermott, Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, copies of which are attached as Exhibit II to this Policy; and

         WHEREAS, Insurer has consulted with its own legal and tax advisors and has been afforded the opportunity to undertake its own independent investigation; and

         WHEREAS, Insured will claim the Insured Tax Benefits for United States Federal income tax purposes as described in the Opinions; and

         WHEREAS, Insured desires, and Insurer has agreed to provide, a policy of Tax Opinion Insurance in favor of Insured and Additional Insured in respect of an Insured Tax Loss; and

         WHEREAS, Plum Creek may become an Additional Insured under this Policy upon the occurrence of an Additional Insured Event, and

         WHEREAS, the premium for this Policy has been paid to the Insurer in accordance with the provisions below.

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         NOW, THEREFORE, subject to the terms, conditions, exclusions, Contest
Expenses Retention, and Limit of Liability herein set forth, Insurer, Insured, and Plum Creek (potentially an Additional Insured) agree as follows:

         SECTION 1. INSURING CLAUSE. The Insurer shall indemnify Insured (but not its shareholders) for any Insured Tax Loss sustained directly by Insured, provided the Insured gives notice to Insurer of a Claim for such indemnification as provided in Section 4 below. In the event of an Additional Insured Event, as set forth in Section 5(a) below, the Insurer shall indemnify Additional Insured (but not its stockholders) for any Insured Tax Loss only as provided herein.

         SECTION 2. AMOUNT OF PAYMENT.

         (a) LIMIT OF LIABILITY. The Insurer's maximum aggregate liability under this Policy for all Insured Tax Loss, including Contest Expenses, Gross Ups, Penalties, and Interest owed by one or both the Insured and Additional Insured to the IRS or applicable state or local taxing authority, is $50,000,000.

         (b) CONTEST EXPENSES RETENTION. Either or both the Insured and Additional Insured shall be responsible for the first $500,000 of Contest Expenses.

         (c) CO-INSURANCE. Excess of the Contest Expense Retention, the Insurer shall pay eighty five percent (85%) of Insured Tax Loss up to $30,000,000. The Insurer shall pay one hundred percent (100%) of Insured Tax Loss in excess of $30,000,000, excess of the Contest Expense Retention.

         THE CONTEST EXPENSES RETENTION AND CO-INSURANCE SPECIFIED IN THIS
SECTION 2(B)AND (C) FURTHER LIMITS AND DOES NOT INCREASE THE INSURER'S LIABILITY UNDER THIS POLICY, AND SHALL NOT LIMIT INSURED'S OR ADDITIONAL INSURED'S OBLIGATION TO CONTEST AN INSURED TAX LOSS.

         (d) LIMIT OF LIABILITY REDUCTIONS. The Limit of Liability under this Policy shall be reduced by the amount of Insured Tax Loss which is paid by Insurer and which is subject to such Limit of Liability. If Insurer pays the full amount of its then remaining Limit of Liability, all further liabilities and obligations of Insurer under this Policy with respect to Insured Tax Loss or Contest Expenses, respectively, shall cease.

         (e) LOSS COMPUTATION. For purposes of this Policy, the Insured Tax Loss shall be 37% of all Insured Tax Benefits not legally available to the Insured or Additional Insured, plus Contest Expenses, Gross Ups, Penalties, and Interest, less any Offsetting Benefit. In the event that the Insured Tax Loss is owed by the Insured or Additional Insured only to any applicable state or local taxing authority, the Insured Tax Loss will be the actual lost Insured Tax Benefit (which will be based upon any applicable state/local tax rates) and which will be computed at the time of the Insured Tax Loss, less any Offsetting Benefit.

         SECTION 3. PROCEDURE FOR & TIME OF PAYMENT

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         (a) IN GENERAL. Payment of Claims shall be made to Insured or
Additional Insured, at the addresses set forth in Section 9 below, on the later of (1) thirty (30) Business Days after the Receipt by Insurer of a sworn Proof of Loss from Insured or Additional Insured in the form attached hereto as Schedule A, or (2) if Insured or Additional Insured has commenced a Contest of an Insured Tax Loss, fifteen (15) Business Days after notice to Insurer of the end of the Contest, unless there has been an earlier payment of such contested Insured Tax Loss, with Insurer's consent. The filing of an Interim Proof of Loss, as provided in Section 4(b) of this Policy, does not require Insurer to pay under this Policy.

         (b) INTEREST. If Insurer fails to pay to Insured or Additional Insured a Claim within the time period set forth in Section 3(a) above, the amount of such Claim shall be paid to Insured or Additional Insured by Insurer with interest thereon, accruing from the date such amount was due and payable, at the prime rate announced by Citibank, N.A. in New York, New York, as in effect from time to time.

         (c) ALLOCATION AND PAYMENT OF CONTEST EXPENSES. If the Insured or Additional Insured is involved in a Contest simultaneously with a contest of any matter pertaining to any actual or alleged tax liability of the Insured or Additional Insured that does not involve an Insured Tax Benefit, the Insured or Additional Insured and the Insurer shall fairly and reasonably allocate the contest costs, subject to Section 2(b) above, between matters related to an Insured Tax Benefit and matters that are not related to an Insured Tax Benefit

         If there is an agreement on an allocation of contest costs, or if the Contest involves only an Insured Tax Benefit, the Insurer shall pay those costs allocated to covered Contest Expenses, subject to Section 2(b) above, every ninety (90) days, commencing ninety days after the Contest has commenced.

         If there is no agreement on an allocation of contest costs, the Insurer shall pay, every ninety (90) days commencing ninety (90) days after the Contest has commenced, those Contest Expenses, subject to Section 2(b) above, that the Insurer, in its reasonable discretion, believes to be covered Contest Expenses under this Policy until a different allocation is negotiated, arbitrated or judicially determined.

         Any negotiated, arbitrated or judicially determined allocation of contest costs on account of an Insured Tax Loss shall be applied retroactively to all contest costs on account of the Insured Tax Loss, notwithstanding any prior payment to the contrary. Any allocation or payment of Contest Expenses shall not apply to or create any presumption with respect to the allocation of contest costs associated with any other Insured Tax Benefit.

         Any payment of Contest Expenses under this Policy shall be subject to the Insurer's receipt of a written undertaking by the Insured or Additional Insured to repay the Insurer, to the extent legally permitted, any advanced Contest Expenses that are ultimately established not to be covered Contest Expenses, as defined herein.

         NOTWITHSTANDING THE CONTEST EXPENSES RETENTION AND CO-INSURANCE SPECIFIED IN SECTION 2(b) AND 2(c) ABOVE, IT IS A CONDITION PRECEDENT TO PAYMENT OF CONTEST EXPENSES THAT THE INSURED OR ADDITIONAL INSURED SHALL HAVE COMPLIED WITH THE CONTEST PROVISIONS OF THIS POLICY.

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         SECTION 4. POLICY TERM, CLAIMS, ETC.

         (a) TERM. The term of this Policy is the period, both days inclusive, from July 5, 2001 to the Expiration Date, which shall be the later of, (1) September 15, 2005, or (2) the expiration of statutes of limitation and/or repose applicable to claims of the IRS or similar state or local taxing authority regarding the Insured Tax Benefit, plus any agreed upon extension pursuant to Section 4(c) below. Claims in respect of any Insured Tax Loss that arise during the Policy term specified in this Section 4(a) must be brought during the claims period specified in Section 4(b) below.

         (b) CLAIMS. CLAIMS UNDER THIS POLICY MUST BE BROUGHT BY FILING WITH THE INSURER DURING THE POLICY TERM, BUT IN NO EVENT LATER THAN THE EXPIRATION OF THE EXTENSION PERIOD SET FORTH IN SECTION 4(c) BELOW, A PROOF OF LOSS, IN SUBSTANTIALLY THE FORM OF SCHEDULE A ATTACHED HERETO. The filing of an Interim Proof of Loss with Insurer, in substantially the form of Schedule B attached hereto, shall constitute a Claim for purposes of the time periods specified in this Section 4(b). An Interim Proof of Loss may be filed with Insurer upon Receipt by Insured or Additional Insured of a 30-Day Letter or similar correspondence from the IRS or similar state or local taxing authority in respect of a proposed adjustment to any Insured Tax Benefit.

         (c) EXTENSIONS OF POLICY TERM. If, prior to September 15, 2005 or any subsequent extension date under this Section 4(c), Insured or Additional Insured has agreed to an IRS, or applicable state or local taxing authority's request for an extension of time in which to assess additional taxes pertaining to the Insured Tax Benefits, this Policy shall be endorsed, at no additional cost to Insured, to extend the Policy Term to the date such IRS or applicable state or local taxing authority's extension of time expires. PROVIDED, HOWEVER, the Insurer shall have received notice from Insured or Additional Insured of its agreement with the IRS or applicable state or local taxing authority request no later than the earlier of (1) ten (10) Business Days after the delivery of agreement to the extension of time to the IRS or (2) Ten (10) Business Days after the Expiration Date.

         (d) CANCELLATION. The Policy may not be canceled by Insured, Additional Insured or Insurer, except as provided herein. This Policy shall be canceled and void ab initio upon the occurrence of a Conditional Event. Upon occurrence of a Conditional Event, and cancellation of this Policy, Insurer shall return within fifteen (15) Business Days, ninety percent (90%), net of broker fees paid by Insurer, of the premium amount, as described in Section _ of the Declarations, to the Insured.

         (e) NO PREMIUM REFUND. Except as set forth above, the premium with respect to this Policy is fully earned by Insurer on the date of Closing of the Transaction and is non-refundable as of that date.


         SECTION 5. CONDITIONS PRECEDENT. It is condition precedent to the right of Insured or Additional Insured to payment hereunder that:

         (a) ADDITIONAL INSURED EVENT. Plum Creek shall be an Additional Insured under this Policy only in the event of the following:

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                  (1) The IRS or any state or local taxing authority has
                  asserted liability against Plum Creek for the Insured Tax
                  Loss.

                  (2) The IRS or any state or local taxing authority has asserted a liability against Georgia-Pacific in respect of the Insured Tax Loss and Georgia-Pacific has failed to assert a Claim.

         IT IS UNDERSTOOD AND AGREED THAT NO COVERAGE EXISTS UNDER THIS POLICY FOR PLUM CREEK UNTIL THE OCCURRENCE OF AN ADDITIONAL INSURED EVENT. PLUM CREEK HAS NO RIGHTS UNDER THIS POLICY FOR RECOVERY OF AN INSURED TAX LOSS UNTIL THE OCCURRENCE OF AN ADDITIONAL INSURED EVENT.

         (b) NOTICES. Insured shall have given written notice to Insurer within fifteen (15) Business Days after Receipt by the Insured of any written communications from the IRS, or similar state or local taxing authority, that may reasonably be likely to result in an Insured Tax Loss. Additional Insured shall have given written notice to Insurer within fifteen (15) days after Additional Insured becomes aware of an Additional Insured Event.


         (c) MITIGATION. Insured and Plum Creekshall have acted in relation to the IRS and other taxing or revenue authorities at all times substantially as if uninsured and shall have undertaken all reasonable actions to mitigate any Insured Tax Loss, to secure the rights and remedies of Insurer in subrogation, to contest where appropriate any Insured Tax Loss and to take all reasonable action requested in writing by Insurer to mitigate any Insured Tax Loss; provided, however, that Insured or Additional Insured shall not be required to commence legal proceedings against any person other than legal proceedings necessary to prosecute or defend a Contest.

         (d) AMENDMENTS, ETC. Insured or Additional Insured, where appropriate, shall not have agreed to any amendment, modification, change or supplement to, or waiver of any rights under, the Merger Agreement to which Insured or Plum Creek (whether or not acting as an Additional Insured) is a party or is required to provide its consent, without first having obtained the written consent of Insurer if such amendment, modification, change, supplement or waiver could have a material adverse effect on Insurer's rights or obligations under this Policy, including the impairment of any right or opportunity of Insurer to mitigate an Insured Tax Loss, secure rights in subrogation or bring suit. Insurer's consent hereunder shall not be unreasonably withheld.

         (e) TAX RETURNS, ETC. Insured and Plum Creek shall have prepared and filed all applicable Tax Returns in a manner required to reflect the treatment of the Insured Tax Benefits consistently with that anticipated by the Opinions.

         (F) PROOF OF LOSS. A signed, sworn Proof of Loss shall have been received by Insurer from Insured or Additional Insured, in substantially the form of Schedule A attached hereto, including a calculation of the Insured Tax Loss in reasonable detail acceptable to Insurer.

         (G) CONSENT TO SETTLE. No decision to settle or compromise any proposed adjustments or final IRS, or state or local taxing authority determinations, which

                                                                               4
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could result in an Insured Tax Loss, or decision of a court or appeal thereof, shall have been made by the Insured or Plum Creek without the prior written consent of Insurer, which consent shall not be unreasonably withheld or delayed. Insurer shall be deemed not to have unreasonably withheld or delayed its consent if it delivers the opinion provided for in the definition of Contest.

         SECTION 6. EXCLUSIONS.

         (a) This Policy does not cover any otherwise Insured Tax Loss caused directly or indirectly by:

         (1) inability of Insured or Additional Insured, for any reason, to benefit economically from the Insured Tax Benefits; or

         (2) application of an alternative minimum tax; or

         (3) failure of Insured to follow proper tax procedures to claim and retain the Insured Tax Benefits, including the timely filing of proper Tax Returns; or

         (4) failure of Insured or Additional Insured to conduct Contests where appropriate; or

         (5) any event, fact or circumstance that would make untrue or inaccurate any material, information, covenant or representations recited in the S-4 as of the date filed with the SEC, dated _____, 2001, provided, such untruth or inaccuracy has a material adverse effect on the Insurer's rights or obligations under this Policy; and provided, further, that this exclusion shall be applied to any representation or other statement contained in the S-4 that is made "to the best knowledge and belief" or is similarly qualified, as if such representation or other statement is correct without such qualification as of the effective time of the Closing and Mergers;or

         (6) any event, fact, or circumstance that would make untrue or inaccurate any of the material, information, covenant or representations recited in the Officers' Certificates as of the date they are executed, provided, such untruth or inaccuracy has a material adverse effect on the Insurer's rights or obligations under this Policy; and provided, further, that this exclusion shall be applied to any representation or other statement in the Officer's Certificate that is made "to the best knowledge and belief" or is similarly qualified, as if such representation or other statement is correct without such qualification as of the effective time of the Closing and Mergers; or

         (7) amendments, modifications, or changes to the Merger Agreement without the Insurer's prior written consent, provided, such amendments, modifications, or changes have a material adverse effect on any of the Insurer's rights or obligations under this Policy and further provided that Insurer's consent will not be unreasonably withheld; or

         (8) failure, for any reason, of the Merger Agreement to be adhered to by any party without Insurer's prior written consent, provided, such failure has a material adverse effect on any of the Insurer's rights and obligations under this Policy and further provided that Insurer's consent will not be unreasonably withheld; or

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         (9) failure of Insured or Plum Creek to comply with their respective obligations under Section 11(e) hereof or Section 6 of the Tax Matters Agreement (to the extent such section deals with Insured Tax Benefits); or

         (10) application of Section 355(d) of the Code and the Treasury Regulations issued thereunder, or comparable provisions under state or local law; ; or

         (11) application of Section 355(e)) of the Code and the Treasury Regulations issued thereunder, or comparable provisions under state or local law, except with respect to the transactions contemplated by the Merger Agreement.

         (12) change in law material to Insurer's potential liability, provided, however, for purposes of this subsection 6(a)(12), "change in law" shall be limited to a change in applicable Federal, state, or local statutes or regulations

         (b) Further, this Policy does not cover:

         (1 ) imposition of any Taxes, other than Federal, state or local income tax, with respect to an Insured Tax Loss, PROVIDED, HOWEVER, that this exclusion shall not apply to Gross-Ups; or

         (2) any fines or penalties, other than those Penalties covered within the definition of Insured Tax Loss, as described in Section 12 to this Policy; or

         (3) expenses attributable to contesting any asserted fines and penalties excluded by Section 6(b)(2) above; or (4) claims brought by or on behalf Plum Creek, except as an Additional Insured after the occurrence of an Additional Insured Event; or

         (5) claims brought by any shareholders of Georgia Pacific, stockholders of Plum Creek, individuals, or any entity other than the IRS or applicable state or local taxing authority; or

         (6) application of Section 337(d) of the Code and the final and temporary Treasury Regulations issued thereunder, or comparable provisions under state or local law; or

         (7) application of Section 1374 of the Code and the final and temporary Treasury Regulations issued thereunder, or comparable provisions under state or local law; or .

         SECTION 7. NO DUTY TO DEFEND. INSURER HAS NO DUTY TO DEFEND INSURED OR ADDITIONAL INSURED WITH RESPECT TO AN INSURED TAX LOSS. WITHOUT LIMITING THE FOREGOING, THIS POLICY SPECIFICALLY EXCLUDES ANY OBLIGATION OF INSURER TO PROVIDE INSURED OR ADDITIONAL INSURED WITH A DEFENSE OR LEGAL REPRESENTATION IN THE EVENT OF A CONTEST. SUBJECT TO THE TERMS AND CONDITIONS CONTAINED HEREININ THE POLICY, INSURED AND ADDITIONAL INSURED, WHERE APPLICABLE, SHALL RETAIN THE RIGHT AND DUTY TO DEFEND AND CONTROL ALL PHASES OF ANY CONTEST PROCEEDINGS AND RETAIN COUNSEL OF THEIR CHOICE IN SUCH PROCEEDINGS.

         SECTION 8. SUBROGATION & REFUNDS.

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         (a) IN GENERAL. If Insurer makes any payment under this Policy in respect of an Insured Tax Loss, Insurer shall be subrogated, to the extent of that payment, to all the rights and remedies of Insured or Additional Insured in respect of such Insured Tax Loss; provided, however, that the Insurer shall not have any subrogation rights against McDermott, Will & Emery or Skadden, Arps, Slate, Meagher & Flom LLP or any individual attorney or employee thereof. The Insurer shall be entitled at its own expense to sue on its own for any independent rights and remedies it may have against any of the parties.

         (b) OFFSETS & REIMBURSEMENTS.

                  (1) If, after the Insurer makes any payment under this Policy,
         (a) it is determined that all or a part of such payment does not constitute a covered Insured Tax Loss under this Policy, or (b) Insured or Additional Insured receives, directly or indirectly, indemnity payments from another party or insurer, other than an insurance policy written specifically in excess of this Policy, or an Offsetting Benefit in respect of such payment by Insurer, Insured or Additional Insured promptly shall pay over or refund to Insurer such amounts, and any interest received by Insured or Additional Insured or that would have been received by Insured but for an Offsetting Benefit, within fifteen
         (15) Business Days of such determination or Insured's or Additional Insured's Receipt thereof. For purposes of this Section 8(b), INDEMNITY PAYMENTS does not include payments made by Plum Creek pursuant to the Tax Matters Agreement.

                  (2) If Insured or Additional Insured receives or becomes entitled to any payment from another party or insurer, other than an insurance policy written specifically in excess of this Policy, or a Tax refund, offset, or credit subsequent to the filing with Insurer of a Claim with respect to an Insured Tax Loss, Insured or Additional Insured promptly shall provide notice to Insurer of the receipt and amounts of any such payment, refund, offset or credit. If Insured or Additional Insured receives any such payment, refund, offset, or credit prior to the payment by Insurer of a Claim under this Policy and such payment, refund, offset, or credit is for any reason not deducted from the amount paid by Insurer, Insured or Additional Insured shall pay over to Insurer the amount of such payment, refund, offset or credit promptly after Receiving the Claim payment from Insurer.

                  (3) If Insured or Additional Insured is, or becomes, entitled to a Tax refund, offset, or credit with respect to the Insured Tax Benefits, including as to carry forwards or carry backs, the present value of such refund, offset, or credit shall be the amount attributable to such refund, offset, or credit for purposes of this
         Section 8(b). If Insured or Additional Insured receives any such payment, refund, offset, or credit after the payment by Insurer of the Claim, Insured or Additional Insured shall pay over to Insurer the amount off such payment, refund, offset, or credit within fifteen (15) Business Days after the effective date of the finalization of such payment, refund, offset, or credit.

         (c) INTEREST ON REIMBURSEMENTS. If Insured or Additional Insured fails within fifteen (15) Business Days to reimburse Insurer any amount owing to Insurer

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pursuant to Section 8(b), such amount shall be paid to Insurer by Insured or
Additional Insured with interest thereon, accruing from the date of such determination or receipt by Insured or Additional Insured, at the prime rate announced by Citibank, N.A. in New York, New York, as in effect from time to time.

         SECTION 9. NOTICES.

         (a) TO INSURED. Any notice or other communication to be given to Insured shall be given effectively if made in a writing and Received by:

                         Georgia-Pacific Corporation 133
                             Peachtree Street, N.E.
                                Atlanta, GA 30303
                Attention: Pat Evers, Director of Risk Management

         with a copy to:

                             McDermott, Will & Emery
                               600 13th Street, NW
                              Washington, DC 20005
                           Attention: Stephen E. Wells

         (b) TO ADDITIONAL INSURED. Any notice or other communication to be given to Additional Insured shall be effectively given if made in writing and Received by:

                         Plum Creek Timber Company, Inc.
                          999 Third Avenue, Suite 2300
                                Seattle, WA 98104
                             Attention: James Kraft
                   Vice President, General Counsel & Secretary

         with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                             New York, NY 10036-6522
                           Attention: Edward Gonzalez

         (c) TO INSURER. Any notice or other communication to be given to Insurer shall be given effectively if made in a writing and Received by:

                              GULF INSURANCE GROUP
                           125 Broad Street, 7th Floor
                               New York, NY 10004
                   Attention: Tax Opinion Insurance Department

         with a copy to:

                              GULF INSURANCE GROUP
                           125 Broad Street, 8th Floor
                               New York, NY 10004

                           Attention: General Counsel

         (d) CHANGE IN ADDRESS. The parties referenced in this Section 9 may change the name and address of the party to whom communications are to be sent by providing written notice of the change to the other party.


         SECTION 10. ARBITRATION. In the event of any controversy or claim arising between Insured, Additional Insured, or Insurer under, out of, or in connection with or in relation to this Policy or the breach, termination or validity thereof, the parties agree to first attempt to negotiate or mediate a resolution. Should such efforts fail, the parties agree to submit the controversy or claim to final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each party shall appoint one arbitrator and the two arbitrators so appointed shall select a third arbitrator. Arbitration shall take place in New York, New York, unless otherwise agreed.

         The parties hereto agree that (1) the speedy resolution of any disputes between them pursuant to this arbitration clause is a mutual and material inducement to enter into the Policy; (2) the arbitrators, in the award, shall assess arbitration fees and expenses in favor of any party and, in the event that any administrative fees or expenses are due the American Arbitration Association, in favor of the American Arbitration Association; and (3) awards pursuant to this arbitration clause are intended to be the exclusive dispute resolution mechanism, and are to be enforced solely in the United States District Court for the Southern District of New York.

         SECTION 11. OTHER MATTERS.

         (a) ASSIGNMENT. This Policy may not be assigned or transferred, and any rights which may arise under this Policy (including any Claims made or that may be made) may not be assigned or transferred, except to Permitted Assigns, without the prior written consent of Insurer, Insured and Plum Creek. Assignment or transfer of this Policy without the prior consent of Insurer shall void all coverage and obligations of Insurer under this Policy.

         (b) BENEFIT. This Policy shall inure only to the benefit of Insured or Plum Creekor their Permitted Assigns. No person or entity, other than Insured, Plum Creek, or their Permitted Assigns, shall have any legal or equitable right, remedy or claim under or in respect of this Policy.

         (c) FALSE OR FRAUDULENT CLAIMS. If Insured or Additional Insured makes any Claim under this Policy knowing the same to be false (which shall not include inadvertent or negligent error or mistakes made in good faith) or fraudulent, this Policy shall be voided and all Claims by any party hereunder shall be forfeited.

         (d) MISREPRESENTATIONS, ETC. Any false warranty, material misrepresentation or concealment (which shall not include inadvertent error or mistakes in good faith) concealment or fraud by Insured or Additional Insured in obtaining this Policy, or in any notification of Claim or in any Proof of Loss submitted in accordance with this Policy, shall void the Policy from its beginning and the premium paid shall be forfeited to Insurer and any payment made by Insurer under this Policy shall be promptly reimbursed to Insurer in full by Insured or Additional Insured where applicable.

         (e) NOTIFICATION, CORRESPONDENCE WITH TAXING AUTHORITIES, ETC.

         FOLLOWING THE ISSUANCE OF A 30-DAY LETTER OR SIMILAR CORRESPONDENCE FROM THE IRS OR SIMILAR STATE OR LOCAL TAXING AUTHORITY:

                  (1) Insured or Additional Insured shall promptly provide to Insurer a copy of any written request for information made by the IRS, or similar state or local taxing authority, relating to the Insured Tax Benefit; and

                  (2) Insured or Additional Insured shall not make any written or oral presentation with regard to the Insured Tax Benefit to the IRS or similar state or local taxing authority, without offering Insurer the opportunity to review the presentation; and

                  (3) Insured or Additional Insured shall not take any action or make (or purport to make) any representations in connection with any claim or assertion relating to the Insured Tax Benefit without the consultation with and approval of the Insurer, which approval shall not be unreasonably withheld or delayed; and

                  (4) Insured or Additional Insured shall keep Insurer informed as to any information that Insured or Additional Insured receives regarding the progress of any claim or assertion relating to the Insured Tax Benefit; and

                  (5) Insured or Additional Insured shall provide Insurer with any information that it receives from the IRS or similar state or local taxing authority regarding any claim or assertion relating to the Insured Tax Benefit; and

                  (6) . Insured or Additional Insured will use reasonable efforts to secure Insurer's participation, as an observer, in any conferences, meetings or proceedings with the IRS or similar state or local taxing authority relating to the Insured Tax Benefit, and any court proceedings relating to the Insured Tax Benefit and

                  (7) Insured or Additional Insured shall inform Insurer of the outcome of any conferences, meetings, or proceedings with the IRS or similar state or local taxing authority relating to the Insured Tax Benefit, and any court proceedings relating to the Insured Tax Benefit,


         (f) REFORMATION. If, by applicable law, warranties as described herein are prohibited or not recognized, then in conformity therewith, statements of Insured or Additional Insured in regard to the Policy shall be accepted as representations.

         (g) CONFIDENTIALITY. Except to the extent disclosure is required by a court or governmental agency, by applicable laws or for financial reporting purposes in accordance with generally accepted accounting principles, Insured and Additional Insured agree to treat as proprietary and to maintain confidentiality as to all details of this Policy, except such aspects thereof as are now in the public domain or come into the public domain through no fault of Insured or Additional Insured. If any of the documents relating or referring to this Policy are required to be filed by Insured or Additional Insured under securities laws or are otherwise requested by the applicable securities law regulators, the party making such filing or disclosure shall request confidential treatment thereof by such regulator, PROVIDED, HOWEVER, the filing of the Policy with the SEC may be made without request for confidential treatment. Additionally, Insurer agrees to maintain confidentiality as to any material nonpublic information given to the Insurer by Insured or Additional Insured due to or as a result of this Policy. Insured and Additional Insured may, without violating the provisions of this
Section 11(g), disclose the details and structure of this Policy to their accountants, counsel and lenders provided that they obtain in advance the commitments of such accountants, counsel and lenders to maintain such confidentiality. In the event of arbitration pursuant to Section 10, the parties may disclose materials to the arbitration panel without regard to this confidentiality obligation, provided the recipients are reasonably bound to maintain the confidentiality of the information received.

         (h) INFORMED PARTIES. This Policy has been negotiated among, and agreed to by, informed and knowledgeable parties, at arm's-length, represented vigorously by legal counsel.

         (i) SOLE AGREEMENT. This Policy (including the Declarations, Endorsements, Schedules and Exhibits hereto) constitutes the sole agreement between Insurer, Insured and Plum Creek with respect to the insurance provided herein for the Insured Tax Loss.

         (j) BURDEN OF PROOF. Insured or Additional Insured shall have the burden of proving that an Insured Tax Loss has occurred under the Policy and all conditions precedent to payment have been satisfied.

         (k) OTHER INSURANCE, ETC. The insurance provided by this Policy is excess over, and in no way contributing to, any other insurance that Insured or Additional Insured have for Insured's or Additional Insured's benefit or under which Insured or Additional Insured collects for the same Insured Tax Loss. "Other insurance" does not include any policy written specifically in excess of this Policy.

         (l) SETTLEMENTS. Except as otherwise provided in Section 8 above, all rights and obligations of Insurer, Insured, and Additional Insured under this Policy, including as to the Contest Expenses, shall be terminated if Insurer in its sole discretion pays the Settlement Amount, including any applicable Gross Ups and Contest Expenses. However, in the event that it is agreed that claims from more than one taxing authority and relating to an Insured Tax Loss are noticed under the Policy, the Insurers obligations under the Policy shall be terminated only after the settlement of all such open claims

         (m) GOVERNING LAW. The Policy shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, as applicable to insurance contracts entered into in that State between citizens of that State and without reference to conflicts of law principles.

         (n) MODIFICATION. This Policy may not be modified or amended in any way without the prior written consent of the Insurer, Insured and Plum Creek.

         (o) AUTHORSHIP, This Policy shall be construed in an evenhanded manner most consistent with the relevant terms, conditions, provisions, or exclusions of the Policy, without regard to the authorship of the language and without any presumption in favor of any party.


         SECTION 12. DEFINITIONS. The following terms shall have the meanings ascribed to them below for all purposes in this Policy.


         "ADDITIONAL INSURED" means Plum Creek Timber Company, Inc. a Delaware corporation, but only upon the occurrence of an Additional Insured Event.

         "ADDITIONAL INSURED EVENT" means any event described in Section 5(a) of this Policy.

         "AFFILIATE" means an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the indicated entity.

         "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which the commercial banks are permitted or required to be closed in New York, New York.

         "CLAIM" means a claim for indemnification under this Policy, as specified in Section 4 of this Policy.

         "CLOSING" means the effective date of the Redemption.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the Inception Date.

         "CONDITIONAL EVENT" means that the Transaction (1) is not consummated by April 8, 2002 for any reason, or (2) does not obtain the necessary shareholder approval.

         "CONTEST" means a contest by Insured or Plum Creek of an adjustment in its Federal or applicable state or local income taxes as it relates to the Insured Tax Benefits for which Insurer may be required to make payment under this Policy. Insured or Plum Creek, if applicable, shall contest a proposed or final adjustment, including by appeal to the United States Circuit Court of Appeals. All decisions regarding the pursuit of administrative remedies, the appropriate forum for any judicial proceeding, the legal basis for contesting the adjustment and the choice of counsel for the Contest shall be made by Insured or Plum Creek and approved by Insurer, which approval shall not be unreasonably withheld or delayed. The end of the Contest shall be when there has been a final determination adverse to the Insured or Additional Insured with regard to which either no further appeal is available or Insurer declines to request Insured or Plum Creek to pursue an appeal. In the event of a disagreement between the Insurer and the Insured, as to whether to pursue or continue a Contest, the Insurer will not require a Contest, or continuation of a Contest, unless Insurer presents Insured or Additional Insured with an opinion of nationally recognized counsel experienced in Federal income tax matters stating that it is more likely than not that the Insured or Additional Insured would prevail in such a Contest.

Once an opinion has been issued in accordance with this provision, such opinion will bind all parties and shall be operative until the end of such Contest in the absence of a change in material facts or circumstances..

         "CONTEST EXPENSES" means the reasonable expense of conducting that part of a Contest that relates to the Insured Tax Benefits including attorney and expert fees. Contest Expenses shall not include any expenses paid or incurred by Insured or Additional Insured prior to Insured's or Additional Insured's Receipt of a 30-Day Letter or similar correspondence relating to a notice of decifiency from applicable state or local taxing authority.

         "CONTEST EXPENSES RETENTION" means the retention amount specified in
Section 1(b) above.

         "EXPIRATION DATE" means the later of, (1) September 15, 2005, or (2) the expiration of statutes of limitation and/or repose applicable to claims of the IRS or similar state or local taxing authority regarding the Insured Tax Benefit, plus any agreed upon extension.

         "FACTUAL SUMMARY" means the document titled Factual Summary Regarding The Distributions Of Subsidiary Stock In Redemption Of Georgia-Pacific Corporation Timber Group Common Stock and Mergers With Plum Creek Timber Company, a copy of which is attached as part of Exhibit III to this Policy.

         "GROSS-UP" means the amount by which a payment under this Policy must be increased to take into account Federal, state and local taxes imposed on Insured or Additional Insured in respect of the receipt of such payment and any gross-up amounts so that the total after-tax amounts received by Insured or Additional Insured under this Policy equals the amount Insured or Additional Insured would have received had no such taxes been imposed on such payment or gross-up amounts.

         "INSURED" means Georgia-Pacific Corporation, a Georgia corporation.

         "INSURED TAX BENEFITS" means (1) the Distributions will be distributions of stock within the meaning of section 355(a) and (c), and, if applicable, 361(c) of the Code, (2) no gain or loss will be recognized by Insured as a result of the Distributions, except as may result from the recognition of any inter-company gain or loss (as defined in Treasury Regulations sections 1.1502-13 and 1.1502-14) or excess losses (as defined in Treasury Regulations section 1.1502-19) in connection with the Spincos ceasing to be members of the Insured's consolidated group and (3) the Mergers will not alter the conclusions set forth in sections (1) and (2) herein.

         "INSURED TAX LOSS" means any amount owed by Insured or Additional Insured (only in the event of an Additional Insured Event) to the IRS or any other applicable state or local taxing authority as a result of the Insured Tax Benefits or comparable state or local tax benefits not being legally available to the Insured, including without limitation Contest Expenses, Gross-Ups, Penalties and Interest. The amount of the Insured Tax Loss shall be computed as provided in Section 2(d) above.

         "INSURER" means GULF INSURANCE COMPANY, an insurance company organized under the laws of the State of Missouri.

         "INTEREST" means interest on an underpayment of tax under Code Section 6601, to the extent attributable to the Insured Tax Benefits.

         "IRS" means the Internal Revenue Service.

         "LIMIT OF LIABILITY" means the amount of Insurer's maximum aggregate liability under this Policy, as set forth in Section 2(a) above.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger (including all schedules, exhibits, annexes and, attachments thereto) dated as of July 18, 2000, as amended, by and among Insured, Plum Creek, and the Spincos, a copy of which is attached as Exhibit I to the Policy.

         "MERGERS" means the mergers of the Spincos with and into Plum Creek, pursuant to the Merger Agreement.

         "OFFICERS' CERTIFICATES" means the certificates and any exhibits or attachments thereto, including the Factual Summary, dated _______, 2001, , 2001 and _______, 2001 signed by Georgia-Pacific Corporation and Plum Creek authorized representatives, respectively, and attached as Exhibit III to this Policy. The Officers' Certificates are to be attached in draft form as of ______, 2001. The Executed Officers' Certificates will be furnished to Insurer on ______, 2001 and will be identical as to content as the draft form, except for any changes made with Insurer's approval, which shall not be unreasonably withheld.

         "OFFSETTING BENEFIT(S)" means any amount realized, or to be realized, by Insured or Additional Insured of any savings of any taxes that would not have been realized but for an Insured Tax Loss. The amount of all Offsetting Benefits shall be determined (1) with regard to the timing of those benefits, and (2) by using eight percent (8%) discount rate; provided, however, that the Offsetting Benefits shall not exceed the amount otherwise due and payable by Insurer.

         "OPINION(S)" means the opinions of McDermott, Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP, copies of which are attached as Exhibit II to this Policy.

         "PENALTIES" mean penalties imposed under the Code or comparable state law with respect to an underpayment of tax attributable to the Insured Tax Benefits.

         "PERMITTED ASSIGNS" means any Affiliate or successor by operation of law of the Insured or Additional Insured.

         "PLUM CREEK" means Plum Creek Timber Company, Inc., a Delaware Corporation and its affiliates.

         "POLICY" means this Tax Opinion Insurance Policy, dated as of ________, 200_, agreed to and underwritten by Insurer for the benefit of Insured.

         "POLICY TERM" means the period set forth in Section 4(a) of this Policy.

         "RECEIVED" OR "RECEIPT" means actual receipt of any communications by the party addressed therein, evidenced by a signature-required receipt from Federal Express, UPS, or a similar overnight delivery service.

         "REDEMPTION" shall have the meaning ascribed to such term in the Merger Agreement.

         "SETTLEMENT AMOUNT" means the amount, not in excess of the Limit of Liability, for which the IRS or applicable state or local taxing authority has agreed pursuant to a Closing Agreement or Form 870AD or similar agreement, to settle the issues that could have resulted in an Insured Tax Loss.

         "SPINCOS" means the six wholly-owned subsidiaries of Insured (specifically, North American Timber Corp., GPW Timber, Inc., GNN Timber, Inc., NPI Timber, Inc., NPC Timber, Inc., and LRFP Timber, Inc.

         "TAXES" mean any Federal, foreign, state or local taxes, excises, duties, withholdings, charges, impositions, transferor liabilities, or similar items of any jurisdiction and regardless of whether it arises incident to or by any treaty, or similar agreement, between or among sovereign authorities relating to, in whole or in part, taxes, charges, impositions, excises, withholdings, etc., imposed by any signatory thereto or any taxing authority within any such signatory.

         "TAX MATTERS AGREEMENT" means the agreement dated June 12, 2001, by and among Plum Creek and Georgia-Pacific attached as Exhibit E to the Merger Agreement.

         "TAX RETURN" mean a return required to be filed under the Code or by applicable state or local taxing authority.

         "TGP STOCK" means the class of common stock of Insured that tracks the performance of its timber assets.

         "TRANSACTION" means the distributions of all the outstanding stock of the Spincos to the holders of TGP Stock in complete redemption of their TGP Stock, and the Mergers of the Spincos with and into Plum Creek, pursuant to the Merger Agreement.

         "30-DAY LETTER" means the preliminary notice from the IRS specifying a proposed adjustment which, if not responded to within 30 days, will result in a notice of deficiency, which notice of deficiency commences the 90-day period specified in Code Section 6213(a).

                                   SCHEDULE A

                                  PROOF OF LOSS

In accordance with the terms of the Tax Opinion Insurance Policy, Policy No. _________, ("POLICY"), dated as of , 200_, issued by Gulf Insurance Company ("INSURER"), we are filing this Proof of Loss pursuant to Section 4(b) of the Policy. An Insured Tax Loss in the amount of US$________, with respect to the Insured Tax Benefits occurred on _______, 200_. Attached hereto is a detailed computation of the Insured Tax Loss and an explanation of the facts and circumstances which gave rise to the Insured Tax Loss.

As authorized representatives of Insured, this Proof of Loss verifies that each applicable condition precedent to payment under the Policy has been satisfied in all respects and that no exclusion contained in the Policy bars our Claim.

Please direct payment to the following:

Effective upon our receipt of payment in accordance with the terms of the Policy, the undersigned discharges Insurer for all liability with respect to such Insured Tax Loss.

Please let us know immediately if you have any questions with regard to this Proof of Loss or its attachments.

[Insert Insured's Name]                              By:
Name:
Title:
Date:
)
)  SS
)

I, , in and for said County, in the State aforesaid, DO HEREBY CERTIFY that , personally known to me to be the and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such signed and delivered the said instrument as , pursuant to the authority given by the Board of Directors of said corporation as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and seal this        day of       , A.D. 200_.

Notary PublicMy commission expires:

                                   SCHEDULE B



                              INTERIM PROOF OF LOSS

The attached 30-Day Letter was received by on __________, 200_, . The 30-Day Letter proposes that an Insured Tax Loss in the amount of US$__________, with respect to the Insured Tax Benefits occurred on ___________. Attached hereto is a detailed computation of the Insured Tax Loss and an explanation of the facts and circumstances which gave rise to the Insured Tax Loss.

Each applicable condition precedent to payment under the Policy has been, or will be before the filing of a Proof of Loss, satisfied in all respects. No exclusion contained in the Policy bars our Claim for the Insured Tax Loss described above.

We acknowledge that filing this Interim Proof of Loss serves solely to satisfy the claims notice provision of the Policy Term, as specified in Section 4 above, and not to require a payment under this Policy.

Please let us know immediately if you have any questions with regard to this Proof of Loss or its attachments.



[Insert Insured's Name]



By:

Name:
Title:
Date: